Exhibit 32.2
CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Quarterly Report on Form 10-Q (the “Report”) of Travelzoo for the three months ended June 30, 2026, the undersigned certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that (1) this Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	August 13, 2026	By:	/s/ JEFF HOFFMAN
Jeff Hoffman
Principal Accounting Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of this Report or as a separate disclosure document.